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                                                                  EXHIBIT (d)(2)


                             FIRST AMENDMENT TO THE
                            PRE-ACQUISITION AGREEMENT

         THIS FIRST AMENDMENT TO THE PRE-ACQUISITION AGREEMENT (the "Amendment") is made and entered into as of this 27th day of June, 2001, by and between Hunt Oil Company, a corporation formed under the laws of the State of Delaware with its head and principal office in the City of Dallas, in the State of Texas ("HOC"), Hunt Oil Canadian Acquisition III Corporation, a corporation duly incorporated under and governed by the laws of the Province of Alberta with an office in the City of Calgary, in the Province of Alberta ("Offeror") and Chieftain International, Inc., a corporation duly incorporated under and governed by the laws of the Province of Alberta with its head and principal office in the City of Edmonton, in the Province of Alberta ("Chieftain"). This Amendment amends the Pre-Acquisition Agreement, dated as of June 18, 2001, by and among HOC, Offeror and Chieftain (the "Agreement"). Except as otherwise set forth in this Amendment, capitalized terms shall have the meanings set forth in the Agreement.

         BACKGROUND:

         The parties hereto desire to amend the Agreement as provided in this Amendment.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter contained and other good and valuable consideration (the receipt and adequacy whereof are hereby acknowledged), the parties hereto agree as follows.



                                   ARTICLE I
                                  THE AMENDMENT

         1.1 SECTION 2.5(a)

             Section 2.5(a) of the Agreement is hereby amended and restated as follows:

             (a) Chieftain represents to Offeror that the board of directors of Chieftain has taken all action necessary to (i) provide that in respect of the Offer and the Offeror taking up any Chieftain Shares pursuant to the Offer a Separation Time (as defined in the Chieftain Rights Plan) will not occur prior to the date of a Stock Acquisition Date (as defined in the Chieftain Rights
Plan) occurring as a result of the Offeror taking up Chieftain Shares pursuant to the Offer and (ii) redeem all outstanding Chieftain Rights and Convertible Rights (as defined in the Chieftain Rights Plan) at the Redemption Price (as defined in the Chieftain Rights Plan) as of the Close of Business (as defined in the Chieftain Rights Plan) on the Business Day (as defined in the Chieftain Rights Plan) immediately preceding the day that the Offeror takes up any Chieftain Shares pursuant to the Offer.

         1.2 EFFECTIVENESS

             The provision of Section 1.1 shall be effective for all purposes as of the date hereof and this Amendment is limited solely to the purposes and to the extent expressly set forth herein. Except as expressly amended hereby, this Amendment is not intended to constitute, and




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shall not be deemed to constitute, an amendment to any other term or provision of the Agreement.

                                   ARTICLE II
                                  MISCELLANEOUS

         2.1 WAIVER

             HOC and Offeror hereby waive any breach of Section 2.5(a) of the Agreement occurring prior to the effectiveness of (and as determined without giving effect to) Section 1.1 of this Amendment.

         2.2 INCORPORATION

             The terms and provisions of the Agreement as amended hereby are by reference incorporated herein and made a part hereof.

         IN WITNESS WHEREOF, HOC, Offeror and Chieftain have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                            CHIEFTAIN INTERNATIONAL, INC.


                            By: /s/ S.A. MILNER
                                ------------------------------------------------
                            Name: S.A. Milner
                                  ----------------------------------------------
                            Title: President & CEO
                                  ----------------------------------------------

                            HUNT OIL COMPANY



                            By: /s/ CRAIG GLICK
                                ------------------------------------------------
                            Name: Craig Glick
                                  ----------------------------------------------
                            Title: Senior Vice President -- Business Development
                                  ----------------------------------------------



                            HUNT OIL CANADIAN ACQUISITION III
                            CORPORATION


                            By: /s/  CRAIG GLICK
                                ------------------------------------------------
                            Name: Craig Glick
                                  ----------------------------------------------
                            Title: Senior Vice President
                                  ----------------------------------------------



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